Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Computer Outsourcing Services, Inc.

      We consent to the incorporation by reference in this Registration Statement of Computer Outsourcing Services, Inc. and Subsidiaries (the "Company") on Form S-3 of our report dated January 9, 1998 (January 26, 1998 as to Note 6a), appearing in the Annual Report on Form 10-KSB of the Company for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.






DELOITTE & TOUCHE LLP

New York, New York
February 4, 1998